Exhibit 10.10

EXECUTIVE FORM

NCS MULTISTAGE HOLDINGS, INC.

2017 Equity Incentive Plan

Performance Stock Unit Award Agreement

This Performance Stock Unit Award Agreement (this  “Agreement”) is made by and between NCS Multistage Holdings, Inc., a Delaware corporation (the “Company”), and [  ] (the “Participant”), effective as of [  ] (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to acquire shares of Common Stock of the Company (“Shares”) upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Performance Stock Units”).

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Performance Stock Unit Award.  Subject to the terms and conditions set forth in this Agreement and the Plan, and unless earlier terminated or forfeited pursuant to this Agreement, the Performance Stock Units will vest on the date of the Committee’s certification as set forth in this Section 1 following the end of the Performance Period subject to the Participant’s continued Service through such date and will be earned in accordance with the terms of Exhibit A.  All determinations of the number of Performance Stock Units earned with respect to a Performance Period shall be made by the Committee in its sole discretion. Promptly following completion of the Performance Period (and no later than ninety  (90) days following the end of the Performance Period), the Committee will review and certify in writing (a) the performance level achieved for the Performance Period and (b) the number of Performance Stock Units that the Participant shall earn, if any. Such certification shall be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law.

2.	Termination of Service.
(a)

Upon the Participant’s termination of Service by the Company or its Subsidiaries without Cause (other than by reason of the Participant’s death or Disability) or the Participant’s resignation from the Company or its Subsidiaries for Good Reason, the Performance Stock Units shall remain outstanding and eligible to vest and be earned in accordance with Exhibit A subject to the Participant’s continued compliance with any applicable restrictive covenants through the last day of the

Performance Period; provided that if such termination of Service by the Company or its Subsidiaries without Cause (other than by reason of the Participant’s death or Disability) or such resignation by the Participant with Good Reason is in each case within twenty four (24) months following a Change of Control, all unvested Performance Stock Units shall vest immediately and be deemed earned assuming performance such that all of the Target number of PSUs set forth at the top of Exhibit A are earned.

For purposes of this Agreement, “Good Reason” shall mean either (i) any material diminution in Participant’s responsibilities, authorities, [title, reporting structure] or duties, (ii) any material reduction in Executive’s (x) base salary or (y) target annual bonus opportunity (except in the event of an across the board reduction in base salary or target annual bonus opportunity of up to 10%, applicable to substantially all senior executives of the Company) or (iii) a relocation of Participant’s principal place of employment by more than fifty (50) miles from the location of Participant’s principal place of employment on the Date of Grant and such principal place of employment is more than fifty (50) miles from Participant’s principal residence; provided, that no event described in clause (i), (ii) or (iii) shall constitute Good Reason unless (A) Participant has given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within sixty (60) days following the occurrence of such event, and (B) Participant has provided the Company at least sixty (60) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so.  Failing such cure, a termination of employment by Participant for Good Reason shall be effective on the day following the expiration of such cure period. Notwithstanding the foregoing, if a Participant is a party to any employment or other agreement governing the provision of services to the Company or any Subsidiary, and such agreement defines “Good Reason” or “Cause” (or term of like import), “Good Reason” or “Cause” shall have the meanings given to such terms (or terms of like import) in such agreement.

(b)

Forfeiture.  Except as specifically set forth in Section 2(a),  the Participant must be employed with the Company on the date such Performance Stock Units are certified by the Company in order to be vested and any unvested Performance Stock Units will be forfeited immediately, automatically and without consideration (i) upon a termination of the Participant’s Service for any reason or (ii) if the Participant breaches any applicable restrictive covenants following a termination of Service by the Company or its Subsidiaries without Cause or resignation by Participant with Good Reason.

3.	Payment
(a)

Settlement. The Company shall deliver to the Participant within thirty (30) days following the Committee’s certification pursuant to Section 1, a number of Shares equal to the aggregate number of Performance Stock Units that have vested pursuant to Exhibit A. No fractional Shares shall be delivered. The Company may deliver such shares either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of Shares to be issued in respect of the Performance Stock Units, registered in the name of the Participant.

(b)

Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any Shares deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement,  or in the sole discretion of the Committee, such greater amount necessary to satisfy the Participant’s expected tax liability, provided that, the withholding of such greater amount does not result in adverse tax or accounting consequences to the Company.

4.

Adjustment of Shares.  In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.5 of the Plan, the Performance Stock Units may be adjusted in accordance with Section 4.5 of the Plan.

5.	Miscellaneous Provisions
(a)

Securities Laws Requirements.  No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met.  As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet those requirements.  The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.

(b)

Rights of a Shareholder of the Company.  Prior to settlement of the Performance Stock Units in Shares, neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any Shares underlying the Performance Stock Units; provided that, if dividends or other distributions are paid in respect of the Shares underlying unvested Performance Stock Units, then a dividend equivalent equal to the amount paid in respect of one Share shall accumulate and be paid with respect to each unvested Performance Stock Unit within forty-five (45) days following the date on which the unvested Performance Stock Unit is vested and earned and then following the date on which the Performance Stock Unit is vested and earned, any dividend equivalents paid with respect to shares underlying a vested Performance Stock Unit shall be paid on a current basis.

(c)

Transfer Restrictions.  The Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(d)

No Right to Continued Service.  Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(e)

Notification.   Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s General Counsel and will be deemed effective upon actual receipt.  Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(f)

Entire Agreement. This Agreement, the Plan and the employment agreement between the Company and the Participant (if any) constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement, the Plan and the employment agreement between the Company and the Participant (if any) supersede any other agreements, representations or understandings (whether oral or written and whether express or implied that relate to the subject matter of this Agreement.

(g)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(h)

Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(i)

Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(j)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(k)

Choice of Law; Jurisdiction.  This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

PARTICIPANT ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, PARTICIPANT IS WAIVING ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.

(l)

Signature in Counterparts.  This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(m)

Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Such on-line or electronic system shall satisfy notification requirements discussed in Section 5(e).

(n)

Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Performance Stock Units subject to all of the terms and conditions of the Plan and this Agreement.  In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Performance Stock Unit Award Agreement effective as of the date first set forth above.

PARTICIPANT	NCS MULTISTAGE HOLDINGS, INC.

By:

[Signature Page – Performance Stock Unit Award Agreement]